UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2026 (January 2, 2026)

Marvion Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53612	26-2723015
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 15/F, Teda Building,
87 Wing Lok Street,
Sheung Wan, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +852 2111 4437

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	MVNC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2026, Marvion Inc. (the “Company”) entered into Stock Purchase Agreements (collectively, the “Agreements”) with each of Kwok Ho Luen (“Kwok”) and Chan So Yin (“Chan”) pursuant to which each of Kwok and Chan agreed to purchase One Hundred And Fifty Thousand Dollars ($150,000) and Two Hundred Thousand Dollars ($200,000) worth of the Company’s Common Stock, respectively, at a per share price of $0.0308, which is the five day average closing price on and before December 30, 2025. As a result, Kwok and Chan are expected to purchase 4,870,130 and 6,493,506 shares of the Company’s Common Stock.

The foregoing description of the Agreements is qualified in its entirety by reference to the Agreements, which are filed as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Number	Exhibit

10.1	Stock Purchase Agreement, dated February 2, 2026, by and between Marvion Inc. and Kwok Ho Luen.
10.2	Stock Purchase Agreement, dated February 2, 2026, by and between Marvion Inc. and Chan So Yin.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marvion Inc.
Dated: February 3, 2026

	By:	/s/ CHAN Sze Yu
CHAN Sze Yu
Chief Executive Officer

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